Exhibit 10.1

Execution Version

LSB INDUSTRIES, INC.

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made as of October 18, 2018, by and between LSB Industries, Inc., a Delaware corporation (the “Company”), and LSB Funding LLC, a Delaware limited liability company (the “Holder”). Capitalized terms not otherwise defined herein have the meanings given such terms in Section 1.3 below.

WHEREAS, the Company, the Holder and, solely for purposes of Section 7.12 thereunder, Security Benefit Corporation, a Kansas corporation, entered into that certain Securities Purchase Agreement, dated as of December 4, 2015 (as amended or modified from time to time, the “Purchase Agreement”), pursuant to which, in relevant part, the Holder purchased 210,000 shares of the Company’s Series E Cumulative Redeemable Class C Preferred Stock (the “Series E Preferred”) and one (1) share of the Company’s Series F Redeemable Class C Preferred Stock (the “Series F Preferred” and together with the Series E Preferred, the “Existing Preferred”).

WHEREAS, on September 19, 2016, the Company redeemed 70,232 shares of Series E Preferred, with the result that 139,768 shares of Series E Preferred remain outstanding as of the date hereof.

WHEREAS, the Holder and the Company previously entered into an Amended and Restated Letter Agreement, effective as of April 25, 2018 (the “Letter Agreement”).

WHEREAS, as contemplated by Section 3(a)(ii) of the Letter Agreement, the Holder and the Company desire to exchange the Holder’s (i) Series E Preferred for newly issued shares of Series E-1 Cumulative Redeemable Class C Preferred Stock (the “Series E-1 Preferred”) and (ii) Series F Preferred for newly issued shares of Series F-1 Redeemable Class C Preferred Stock (the “Series F-1 Preferred” and together with the Series E-1 Preferred, the “New Preferred”), in each case on a one-for-one basis.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    EXCHANGE OF EXISTING PREFERRED FOR NEW PREFERRED.

1.1    Exchange of Existing Preferred. On the terms and subject to the conditions of this Agreement, the Holder hereby agrees that, effective at and contingent upon the Closing, (a) each one (1) share of Series E Preferred held by the Holder as of immediately prior to the Closing shall be automatically exchanged for one (1) share of Series E-1 Preferred, such that immediately following the Closing, the Holder shall hold 139,768 shares of Series E-1 Preferred and (b) the one (1) share of Series F Preferred held by the Holder as of immediately prior to the Closing shall be automatically exchanged for one (1) share of Series F-1 Preferred, such that immediately following the Closing, the Holder shall hold one (1) share of Series F-1 Preferred (such transactions, the “Exchange”). All Existing Preferred surrendered for exchange shall no longer be deemed to be outstanding and all rights with respect to such Existing Preferred shall immediately cease and terminate at the Closing, except only the right of the Holder to receive shares of Series E-1 Preferred or Series F-1 Preferred, as applicable, in exchange therefor (notwithstanding the failure of the Holder to surrender the certificates representing shares of Series E Preferred or Series F Preferred, as applicable, at or prior to the Closing).

1.2    Closing; Delivery.

1.2.1    The Exchange shall take place remotely via the exchange of documents and signatures on the date of this Agreement or at such other time and place as the Company and the Holder mutually agree upon, orally or in writing (the time and place at which the Exchange actually occurs being referred to as the “Closing”).

1.2.2    At the Closing, the Holder shall deliver its certificates representing the 139,768 shares of Series E Preferred and one (1) share of Series F Preferred (or, as applicable, Lost Security Documentation in respect thereof) and, in exchange therefor, promptly following Closing (but in no event more than three (3) business days following Closing), the Company shall issue to the Holder certificates representing the 139,768 shares of Series E-1 Preferred and one (1) share of Series F-1 Preferred, respectively, to which the Holder is entitled.

1.3    Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Lost Security Documentation” means documentation reasonably satisfactory to the Company with regard to a lost or stolen certificate evidencing ownership of Existing Preferred including, if required by the Company, an affidavit of lost security in favor of the Company with respect to such lost or stolen security.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and between the Company and the Holder, dated as of December 4, 2015, as amended from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder as of the Closing as follows:

2.1    Organization and Good Standing. The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

2.2    Authorization. The Company has full power and authority to enter into this Agreement, and this Agreement constitutes the Company’s valid and legally binding obligation, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding at law or in equity.

2.3    Valid Issuance of Shares; Priority. The New Preferred has been duly authorized and when issued, exchanged and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, free and clear of any preemptive or other similar rights or any other liens or encumbrances imposed by the Company. The Series E Preferred shall, at issuance, rank senior to all other outstanding or authorized capital stock of the Company with respect to either or both the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Company or a change of control thereof.

2.4    No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the New Preferred) do not and will not (a) result in a violation of the Restated Certificate of Incorporation or Bylaws of the Company, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (c) assuming the accuracy of the Holder’s representations and warranties set forth in Section 3 hereof, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected, except, in the case of the foregoing clauses (b) and (c), for such conflicts, defaults, violations, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a material adverse effect on the Company’s business, operations, financial condition or properties.

2.5    Approvals. Except for (a) the filing of the Series E-1 Preferred Certificate of Designations and the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware and (b) as may be required under the Exchange Act, state securities Laws or “Blue Sky” Laws or the rules of the New York Stock Exchange, no permit, consent, approval, exemption, authorization, order, registration, filing or qualification of or with any governmental authority or any other person (each, a “Required Approval”) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or the Company’s issuance of the New Preferred, except for such Required Approvals that have already been made or obtained or will be made or obtained contemporaneously with the Closing.

3.    REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as of the Closing as follows:

3.1    Ownership. The Holder is the sole legal and beneficial owner of the Existing Preferred, free and clear of any and all any liens, security interests, restrictions, options or encumbrances. The Holder has sole right, title and interest in the Existing Preferred and there have been no assignments or other transfers by the Holder of any interest whatsoever in the Existing Preferred.

3.2    Authorization. The Holder has full power and authority to enter into this Agreement, and this Agreement constitutes the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding at law or in equity.

3.3    No Conflicts. There are no agreements, understandings, laws, statutes, rules or regulations or other restrictions of any kind to which the Holder is party or subject that would prevent or restrict in any material respect the execution, delivery or performance of this Agreement by Holder. To the Holder’s knowledge, no consent or approval of any person, court or governmental authority is necessary by the Holder to transfer the Existing Preferred and consummate the Exchange.

3.4    Disclosure of Information. The Holder has received all the information it considers necessary or appropriate for deciding whether to acquire the New Preferred. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the transactions contemplated in this Agreement and the business, properties, prospects and financial condition of the Company.

3.5    Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.6    Restricted Securities. The Holder understands that the New Preferred has not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the New Preferred are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the New Preferred indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the New Preferred, or any securities into which the New Preferred may be converted, exchanged or exercised, for resale, other than the Participation Common Stock (as defined in the Certificate of Designation for the Series E-1 Preferred). The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the New Preferred, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

3.7    No Public Market. The Holder understands that no public market now exists for the New Preferred, and that the Company has made no assurances that a public market will ever exist for the New Preferred.

3.8    Legends. The Holder understands that the New Preferred, and any securities issued in respect of or exchange for the New Preferred, may bear any one or more of the following legends: (a) any legend set forth in, or required by any other agreement between the Holder and the Company affecting the New Preferred; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the New Preferred represented by the certificate so legended; and (c) the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. TRANSFER OF THE SECURITIES IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS PROVIDED FOR IN THE SECURITIES EXCHANGE AGREEMENT, DATED AS OF OCTOBER 18, 2018, AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FROM THE SECRETARY OF THE COMPANY.”

3.9    Tax and Legal Matters. The Holder hereby acknowledges that the Company has not provided the Holder with any tax advice with respect to the Exchange, the issuance of the New Preferred to the Holder pursuant to the Exchange (or the tax consequences thereto) or the other transactions described herein, and no such advice has been implied. The Holder has sought such tax and legal advice as it has deemed necessary in connection with the execution of this Agreement.

4.    GENERAL PROVISIONS.

4.1    Binding Effect; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2    Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware.

4.3    Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5    Notices. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)    If to the Holder:

LSB Funding LLC

350 Park Avenue, 14th Floor

New York, NY 10022

Attn: Legal Department

Facsimile: 646-828-2851

Email: CHLegal@eldridge.com

with a copy to:

Mark Genender

c/o Security Benefit Corporation

100 N. Crescent Drive, Suite 300

Beverly Hills, CA 90210

Facsimile: 646-828-2851

Email: Mark.Genender@eldridge.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attn: Gregory J. Bynan

Facsimile: 312-558-5700

Email: gbynan@winston.com

(b)    If to the Company:

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma, 73116

Attention: Mark Behrman

Facsimile: (405) 235-5067 (with such fax to be confirmed by telephone to (405) 235-4546)

with a copy to:

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma, 73116

Attention: Michael Foster

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Leonard Klingbaum

Facsimile: (212) 728-8111

4.6    Fees and Expenses. The Company hereby covenants and agrees to reimburse the Holder for all costs, fees and expenses (including reasonable fees of legal counsel) incurred thereby in connection with the review, negotiation, execution and delivery of this Agreement.

4.7    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of each of (i) the Company, (ii) the then holder of a majority of the outstanding shares of Series E-1 Preferred and (iii) the then holder of a majority of the outstanding shares of Series F-1 Preferred. Any amendment or waiver effected in accordance with this Section 4.7 shall be binding upon the Holder and each transferee of the New Preferred and the Company. Any amendment, supplement or waiver of any term of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement or waiver is made or given.

4.8    Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision hereof.

4.9    Specific Performance. Each party acknowledges that its obligations hereunder are unique and recognizes and affirms that money damages may be inadequate and that the other party hereto may have no adequate remedy at law. Accordingly, each party agrees that the other party shall have the right, in addition to any other rights and remedies in law or in equity, to enforce such party’s rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting bond or security).

4.10    No Assignment. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Company may assign its rights and obligations hereunder to any person or entity acquiring all or substantially all of the Company’s assets (provided, further, that no such assignment shall relieve the Company of any liability hereunder).

4.11    Effectiveness of Covenants. Each of the parties hereto acknowledges and agrees that all of the covenants or similar agreements under the Purchase Agreement that remain binding upon either or both of the parties hereto as of immediately prior to the Exchange (collectively, the “Continuing Covenants”), including without limitation Section 7.05 of the Purchase Agreement, are not intended to be extinguished hereby, nor is this Agreement intended to result in the diminishment of either party’s rights or obligations pursuant to the Continuing Covenants. Instead, each of the Continuing Covenants shall survive the consummation of the Exchange and continue in full force and effect mutatis mutandis (i.e., with only such minimal changes as are necessary to reflect that the Existing Preferred will have been exchanged for the New Preferred pursuant to the Exchange).

4.12    Waiver. By executing this Agreement, the parties hereto agree to and hereby waive, on a one-time basis with respect to the Exchange, (i) the prohibition on the exchange of the Series E Preferred as set forth in Section 8 of the Certificate of Designations of the Series E Preferred, (ii) the prohibition on the exchange of the Series F Preferred as set forth in Section 7 of the Certificate of Designations of the Series F Preferred and (iii) the restrictions on assignment and transferability as set forth in Section 7.05 of the Purchase Agreement to the extent applicable.

4.13    Registration Rights Agreement. The parties hereto agree to and hereby amend the Registration Rights Agreement as follows:

(a)    In Section 1.01 of the Registration Rights Agreement, the reference to “Series E Certificate of Designations” in the definition of “Participation Common Stock” is hereby deleted and replaced with the phrase “Series E-1 Certificate of Designations”.

(b)    The defined term “Series E Certificate of Designations” in Section 1.01 of the Registration Rights Agreement is hereby deleted.

(c)    A new defined term “Series E-1 Certificate of Designations” is hereby inserted into Section 1.01 of the Registration Rights Agreement in appropriate alphabetical order:

“Series E-1 Certificate of Designations” means the certificate of designations relating to the Company’s Series E-1 Cumulative Redeemable Class C Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 18, 2018.

4.14    Further Assurances. From time to time after the date hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to give effect to the transactions contemplated by this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Exchange Agreement as of the date first set forth above.

LSB INDUSTRIES, INC.

By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	CEO and President

[Signature Page to Securities Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Exchange Agreement as of the date first set forth above.

LSB FUNDING LLC

By:	/s/ Anthony D. Minella
	Name:	Anthony D. Minella
	Title:	Manager

[Signature Page to Securities Exchange Agreement]